As filed, via EDGAR, with the Securities and Exchange Commission on May 30, 2002.
                                                               File No.:________
                                                              ICA No.: _________
                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

   Filed by the registrant |_|
   Filed by a party other than the registrant |X|
      Check the appropriate box:
|X|   Preliminary proxy statement          |_|   Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
| |   Definitive proxy statement
|_|   Definitive additional materials
|_|   Soliciting material pursuant to
      Rule 14a-11(c) or Rule 14a-12

                               DOR BIOPHARMA, INC.
                (Name of Registrant as Specified in Its Charter)

                                 STEVE H. KANZER

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of filing fee (Check the appropriate box):

      |X|   No fee required.

      |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

            (1) Title of each class of securities to which transaction applies:

            (2)   Aggregate number of securities to which transaction applies:

            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

            (4)   Proposed maximum aggregate value of transaction:

            (5)   Total fee paid:

      |_|   Fee paid previously with preliminary materials.

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

            (1)   Amount previously paid:

            (2)   Form, schedule or registration statement no.:

            (3)   Filing party:

            (4)   Date filed:

       NOTICE AND CALL FOR A SPECIAL MEETING OF STOCKHOLDERS AND PROXY FOR
                               DOR BIOPHARMA, INC.

      This notice and call for Special Meeting of stockholders of DOR Biopharma Inc. (this "Notice and Proxy") is furnished to you by Steve H. Kanzer (the "Solicitor") in connection with a solicitation of written notification and proxies from the holders of common stock, par value $0.001 per share (the "Common Stock"), and Series B convertible preferred stock, par value $0.05 per share (the "Preferred Stock"; together with the Common Stock, the "Stock"), of DOR Biopharma, Inc., a Delaware corporation ("DOR" or the "Company"), to take the following actions at a Special Meeting of stockholders of DOR, as permitted by the Delaware General Corporation Law (the "DGCL"):

            1. The undersigned holder of capital stock of record as of May 30, 2002, 9:00 a.m. Eastern Daylight Time of DOR Biopharma, Inc. ("DOR"), does hereby call for a Special Meeting of stockholders at 10:00am Eastern time on the first business day that is twenty (20) days after the date on which Steve H. Kanzer (the "Solicitor") receives a number of Notice and Proxies constituting a majority of the shares of capital stock of record of DOR as of May 30, 2002 including any adjournments or postponements thereof for the purpose of considering the proposals described below (the "Special Meeting").

            2. The undersigned holder of capital stock of DOR, hereby appoints Steve H. Kanzer, by proxy for the undersigned, with full powers of substitution, to represent the undersigned and to vote on behalf of the undersigned all shares of common stock and Series B preferred stock of DOR that the undersigned is entitled to vote at the Special Meeting of DOR in the following manner:

            A. To remove (i) all members of DOR's Board of Directors (the "Board of Directors") other than Steve H. Kanzer, Paul Rubin, M.D., Richard Dunning, Peter Kleim, Guy Rico, and Steven Thornton (the "Remaining Directors"), and (ii) any other person or persons (other than the persons elected at the Special Meeting) elected or appointed to the Board of Directors prior to the Special Meeting (including any persons elected or appointed in lieu of the Remaining Directors) to fill any newly-created directorship or vacancy on the Board of Directors or otherwise.

            B. To elect Gilbert Goldstein, Larry J. Kessel, M.D. and Peter Salomon, M.D., FACG (collectively, the "Nominees") as directors of DOR to serve until their respective successors are duly elected and qualified (the "Director Election Proposal").

            C. To repeal any amendment to the By-Laws adopted by the Board of Directors subsequent to May 30, 2002.

            D. To transact such business as may properly come before the Special Meeting.

      The Solicitor asks that stockholders of DOR provide notice of a call for the Special Meeting and consent to the empowerment of to act on their behalf as their proxy reprehensive vote their shares in favor of the Solicitor Proposals as indicated on the accompanying Notice and Proxy at the Special Meeting by marking the enclosed Notice and Proxy appropriately, signing and dating it, and returning it promptly in accordance with the instructions set forth below.

      This Notice and Proxy Statement and the enclosed Notice and Proxy form are first being furnished to DOR's stockholders on or about June __, 2002.

                      SUMMARY OF NOTICE AND PROXY PROCEDURE

      On May 24, 2002 the Solicitor filed an Initial Consent Statement (the "Initial Consent Statement") with the Securities and Exchange Commission ("SEC") seeking the nearly identical resolutions contained herein by written consent of majority of the stockholders of DOR. Simultaneous therewith, on May 24, 2002 the Solicitor delivered by U.S. mail, facsimile and overnight mail the Solicitor's own written consent as a stockholder taken in lieu of a meeting to DOR Biopharma, Inc. Regarding the Initial Consent Statement, under the DGCL, the record date of a written consent unless fixed by the board of directors of the corporation is the date on which the first consent is delivered to the corporation but may not be dated more than sixty (60) days following the delivery of the first written consent. Pursuant to SEC regulations, the Solicitor will not be permitted to solicit written consents from stockholders of DOR pursuant to the Initial Consent Statement until such date and time that the Initial Consent Statement is reviewed and declared effective for use by the SEC. Accordingly, until the Initial Consent Statement is declared effective by the SEC, the Solicitor's sixty (60) day "window" to solicit consents under the Initial Consent Statement is reduced by each passing day. In the event that the SEC review process extends beyond sixty (60) days from May 24, 2002, the Solicitor may be effectively precluded from seeking any consents based upon the record date of May 24, 2002 utilizing the date of delivery of the Solicitor's initial written consent.

      On May 28, 2002, subsequent to the filing if the Initial Consent Statement and delivery of the Solicitor's initial written consent to DOR, the Chairman of DOR called a special meeting of the board of directors to take place on May 30, 2002, specifically including the purpose of amending the bylaws of DOR. A draft of such new amended and restated bylaws of DOR (the "Draft Amended and Restated Bylaws") were circulated to the board of directors of DOR by the Chairman of DOR, for their consideration at the upcoming board of directors meeting called for May 30, 2002 at 10:00am Central Daylight Time. As of the date of this writing, May 30, 2002, the Draft Amended and Restated Bylaws have not yet been approved by the board of directors of DOR.

      Among other amendments, such as the inclusion of a prenotification period for the nomination of individuals to serve on the board of directors, the Draft Amended and Restated Bylaws, if approved by the board of directors as drafted, eliminate the ability of the stockholders of DOR to call a special meeting of stockholders which would also effectively eliminate the ability of the stockholders to act by written consent in lieu of a meeting without the consent of the board of directors of DOR. In light of such potential disenfranchisement of the stockholders of DOR and the potential for a protracted review process by the SEC in light of the Draft Amended and Restated Bylaws, that the Initial Consent Statement and this Notice and Proxy Statement seek to revoke and declare null and void, the Solicitor decided to file this Notice and Proxy Statement which is in addition to, and specifically not in lieu of the Initial Consent Statement. This Notice and Proxy Statement is intended to be a protective "back-up" measure by the Solicitor in the event that a protracted SEC review process substantially curtails or eliminates the sixty (60) day window beginning May 24, 2002 for the Solicitor to seek written consents pursuant to the Initial Consent Statement.

      Prior to the board of directors meeting of May 30, 2002, the Solicitor delivered via facsimile, and certified mail a notice that he intends to call for special meeting of the stockholders of DOR. This notice was send via facsimile, certified mail and overnight delivery.

      This Notice and Proxy Statement is similar to the Initial Consent Statement in form and objectives with one essential difference. Pursuant to this Notice and Proxy Statement, the Solicitor intends to call for a Special Meeting of the stockholders of DOR to effect the changes of the Board of Directors of the corporation as opposed to by a written consent procedure taken in lieu of a meeting of stockholders. The Solicitor does not intend to deliver the Notice and Proxies calling for a Special Meeting until after this Notice and Proxy Statement is declared effective by the SEC. Pursuant to this Notice and Proxy Statement.

      This Notice and Proxy Statement also seeks to revoke any amendment to the bylaws of DOR effective after May 30, 2002. This will necessarily include the Draft Amended and Restated Bylaws if such bylaws are approved by the board of directors of DOR on or after May 30, 2002. Although the Special Meeting be held after the date of enactment of the Draft Amended and Restated Bylaws, if so enacted, the Solicitor believes that the Solicitor's prior notice given to the Board of Directors of DOR pursuant to the notice delivered to DOR on the morning of May 30, 2002 and the Solicitors Initial Consent Statement dated May 24, 2002 and this Notice and Proxy Statement filed with the SEC on May 30, 2002, should preserve the record date of May 30, 2002 as the record date for the Special Meeting and thereby revoke any subsequent amendments to the bylaws of DOR enacted by the board of directors subsequent to May 30, 2002, 10:59am EDT.

      The acts of the management of DOR and the board of directors of DOR should not disenfranchise powers held by the stockholders of record of May 24, 2002 or May 30, 2002, the dates in which the board of directors of DOR had notice that the Solicitor intended to seek either written consents and/or notice and call for a Special Meeting of stockholders to effect the Solicitor Proposals. It is the Solicitor's belief that such outcome is in accordance with both the letter and intent of the laws of the State of Delaware and regulations of the SEC.

      Once the Solicitor obtains the majority of the notices from the outstanding stockholders of DOR, the Solicitor will call for a Special Meeting of Stockholders, whereby the Solicitor's Proposals will be voted upon. The Solicitor's Proposals will become effective on the date of the Special Meeting of Stockholders, which will occur approximately twenty (20) days after the Solicitor obtains the written Notices and Proxies of holders of a majority of the shares of Stock outstanding on May 30, 2002, as determined in accordance with Delaware law (the "Record Date"), are delivered to DOR.

      Although the Special Meeting will be after the date in which the Draft Amended and Restated Bylaws are adopted by the Board of Directors of DOR, if so adopted, the Solicitor believes that his notification to DOR on the morning of May 30, 2002 before 10:00am Central Daylight Time in the form of a written notice to file this Notice and Proxy Statement and delivery to DOR and/or the filing of this Notice and Proxy Statement, should not disenfranchise stockholders of record of such date that continue to be stockholders of record as of the later Record Date pursuant to the Bylaws of DOR in effect when DOR was notified of the Solicitors intention to seek proxies and when this statement was filed with the SEC. In particular, the stockholders of DOR currently have the right to (a) call a special meeting of stockholders "at the request in writing . .. . of the stockholders owning a majority of the shares of capital stock of [DOR] issued and outstanding and entitled to vote." Article II, Section 4, Bylaws of DOR (as successor to Biological Therapeutics, Inc. (a Delaware corporation)) and (b) the right to act by written consent "without a meeting, without prior notice, and without a vote, if a written consent, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present or represented by proxy or voted." Article II, Section 10, Bylaws of DOR (as successor to Biological Therapeutics, Inc.

      To the Solicitor's knowledge, at the close of business on May 30, 2002, there were approximately 20,825,710 shares of Common Stock and 108,442 shares of Preferred Stock outstanding and entitled to vote. Each holder of Common Stock is entitled to one vote for each share of Common Stock held by it as of the Record Date. Each holder of Preferred Stock is entitled to one vote for each share of Common Stock into which a share of Preferred Stock was convertible as of the Record Date. As of the record date, the Solicitor believes each share of Preferred Stock is convertible into 13.55 shares of Common Stock. Consequently, as of the Record Date, the Preferred Stock was entitled to an aggregate of 1,469,404 votes. The total voting power represented by the Common Stock and the Preferred Stock as of the Record Date is 22,295,114, with 11,147,557 votes constituting the majority required for adoption of the Solicitor Proposals.

      As of the May 30, 2002, Mr. Kanzer owned 391,674 shares of Common Stock, and options exercisable within 60 days for 416,800 shares of Common Stock, representing in the aggregate approximately 3.62% of the voting power of the outstanding Stock as of the Record Date. As of the Record Date, Mr. Goldstein owned 50,423 shares of Common Stock representing in the aggregate approximately 0.23% of the voting power of the outstanding Stock as of the Record Date. Mr. Goldstein's three adult children own approximately 16,807 shares of Common Stock, as to which Mr. Goldstein disclaims beneficial ownership. As of the Record Date, Dr. Kessel owned no shares of Common Stock, although his wife owns 12,500 shares of Common Stock as to which Dr. Kessel disclaims beneficial ownership. As of the Record Date, Dr. Salomon does not own any shares of Common Stock. Accordingly, taken together the Solicitor and the Nominees own a total of 858,897 shares of Common Stock and options exercisable within 60 days, representing in the aggregate approximately 3.85% of the outstanding Stock as of the Record Date.

      The Solicitor recommends that you consent to each of the Solicitor Proposals by marking the enclosed consent form appropriately, signing and dating it, and returning it promptly in the postage-paid envelope provided. Failure to sign and return your consent will have the same effect as voting against the Solicitor Proposals.

      If your shares are held in the name of a brokerage firm, bank nominee or other institution, you should contact the person responsible for your account and give instructions for the consent form representing your shares to be marked, dated, signed and mailed. Only that institution can execute a Notice and Proxy form with respect to your shares held in the name of that institution and only upon receipt of specific instructions from you. The Solicitor urges you to confirm in writing your instructions to the person responsible for your account and to provide a copy of those instructions to the Solicitor at the address set forth below so that the Solicitor is aware of all instructions given and can attempt to ensure that those instructions are followed.

      The Solicitor currently intends to cease the solicitation of Notice and Proxies once he has determined that valid and unrevoked Notice and Proxies representing a majority of the voting power represented by issued and outstanding shares of Stock as of the Record Date have been obtained and to deliver those Notice and Proxies to DOR in the manner required by Article II of the bylaws of DOR as in effect as of May 30, 9:00 Eastern Daylight Time or as soon as practicable thereafter. A stockholder may revoke his or her notice and call for a special meeting at any time before the Solicitor receives written notices constituting a majority of the outstanding shares of capital stock of DOR and will thereafter be able to revoke his or her proxy at ant time before or at the Special Meeting of stockholders so called.

      Please return your completed Notice and Proxy form (or institution instructions), and direct any questions, to Steve H. Kanzer at the following coordinates:

                                 Steve H. Kanzer
                          C/O Accredited Ventures, Inc.
                          801 Brickell Ave., Suite 900
                                 Miami, FL 33131
                              Phone: (305) 789-6692
                            Facsimile: (305) 789-6664

                WHY YOU SHOULD CONSENT TO THE SOLICITOR PROPOSALS

The Solicitor is concerned about the Company's current rate of spending and headcount relative to its available working capital. According to the Company's most recent 10QSB filing on May 15, 2002, the Company had $4.7 million in working capital, with a quarterly loss of $1.9 million (an increase of 61% from a loss of $1.2 million for the first quarter 2001). The Solicitor disagrees in particular with the Company's rate of spending in the areas of management salaries, headcount, legal and accounting expenditures, and research and development relating to early stage, as opposed to late stage, pharmaceutical product opportunities. In addition, according to the Company's most recent 10QSB filing, "the Company may also seek to obtain funds from possible future public or private sales of our securities". The Solicitor would consider such a sale currently to be inadvisable given the Company's low stock price.

The Solicitor believes that DOR has substantial inherent value, and sufficient working capital to meet its objectives, if properly focused. The Solicitor is proposing the removal of all directors who are or were members of management and replacing such directors with directors that are independent of the Company's current or former management. If the Notice and Proxy solicitation is successful, the Solicitor is hopeful that the reconstituted board will direct management to: (i) institute a significant cost cutting program, reduction of Company management and reduction in headcount from its current level of 22 full-time employees; (ii) preserve the Company's existing capital ($4.7 million as of the most recent 10QSB filing); (iii) focus the Company's remaining existing financial and human resources on completing the ongoing pivotal phase III clinical trial of orBecTM1 for Intestinal Graft-Vs-Host Disease (IGVHD) and Phase II trial for Crohn's disease; and (iv) as a consequence, hopefully avoid the need for any immediate dilutive financing transaction(s).

             RESULTS OF THE DOR 2002 ANNUAL MEETING OF SHAREHOLDERS

      At DOR's Annual Meeting of Stockholders held on May 23, 2002 (the "2002 Annual Meeting"), Mr. Kanzer nominated three individuals to be considered for election to the board of directors of DOR, Mr. Goldstein, Dr. Kessel and a third individual, Mr. Nicholas Stergis. At the 2002 Annual Meeting, Mr. Kanzer voted his 380,258 shares of Common Stock and voting proxies from eight (8) additional stockholders of record representing an additional approximately 7,948,850 shares of Common Stock and shares of Common Stock into which the Preferred Stock is convertible in favor of election of Mr. Goldstein, Dr. Kessel and Mr. Stergis. At the 2002 Annual Meeting, the approximately 8,099,621 total votes cast in favor of Mr. Goldstein, Dr. Kessel and Mr. Stergis were not sufficient to successfully elected these individuals to the board of directors due to the approximately 11,500,000 majority of votes cast in favor of the reelection of Mr. Colin Bier, the current Chairman and Chief Executive Officer of DOR, Mr. Michael Rosen, the current President and Chief Operating Officer of DOR and Kenneth Tempero, M.D., Ph.D., the former Chairman of DOR, whom this Notice and Proxy seeks to remove from the board of directors. Of the 11,500,000 shares voting in favor of Messrs. Bier, Rosen and Dr. Tempero, approximately 8,400,000 shares were voted by transfer agents and various brokerage firms holding shares of Common Stock in "street name" on behalf of other beneficial owners. The Solicitor believes that most of these transfer agents and brokerage firms have abided by the common practice of voting such "street name" shares for which the beneficial owners fail to respond to a Company proxy in a so-called "uncontested election" in favor of the slate of directors recommended by the Company absent alternative instructions received from the beneficial owners. The precise number of votes cast under standing instructions as described is not known by the Solicitor.

                             THE SOLICITOR PROPOSALS

      The Solicitor is seeking written Notice and Proxies from the holders of shares of Stock to call for and hold a Special Meeting of the Stockholders of DOR, remove certain members of the board of directors of DOR, elect the Nominees and adopt the other Solicitor Proposals and to take the following actions as permitted by the DGCL and the Company's By-Laws. The effectiveness of each of the Solicitor Proposals is subject to, and conditioned upon, the adoption of each of the other Solicitor Proposals by the holders of record, as of the close of business on the Record Date, of a majority of the voting power of the shares of Stock then outstanding. If, however, the By-Laws Proposal is not so adopted, the Solicitor reserves the right to waive this condition, but only with respect to the By-Laws Proposal.

Special Meeting of Stockholders Proposal

      Resolved, that the stockholders owning a majority of the shares of capital stock of DOR issued and outstanding as of May 30, 2002 do hereby call for a special meeting of stockholders at 10:00am Eastern time on the first business day that is twenty (20) days after the date on which Steve H. Kanzer receives a number of Notice and Proxies constituting a majority of the shares of capital stock of DOR as of May 30, 2002 for the purpose of considering the Solicitor Proposals, unless such proposals are adopted by written Notice and Proxy in lieu of a meeting.

Board Removal Proposal

      This proposal would remove each of the current members of the Board of directors other than the Remaining Directors (as defined below) and the persons elected pursuant to this Notice and Proxy. The text of the resolution is as follows:

      RESOLVED, that (1) each current member of the Board of Directors of DOR, other than Steve H. Kanzer, Peter Kliem, Guy Rico, Richard Dunning, Paul Rubin, M.D., and Steven Thornton (those current members, the "Remaining Directors"), and (2) any other person or persons (other than the persons elected pursuant to this Notice and Proxy) elected or appointed to the Board of Directors of DOR prior to the effective time of this resolution, in addition to or in lieu of any of such current members (including any persons elected or appointed in lieu of the Remaining Directors) to fill any newly created directorship or vacancy on the Board of Directors of DOR, or otherwise, is hereby removed and the office of each such member of the Board of Directors of DOR is hereby declared vacant.

      Delaware law provides that directors of DOR may be removed, with or without cause, by the holders of a majority of the shares of stock then entitled to vote at an election of the directors. This Solicitor Proposal would remove three (3) of the current nine

(9) directors (other than the Remaining Directors) so that the three (3) Nominees would, if elected, constitute, along with the six (6) Remaining Directors all of the nine (9) members of the Board of Directors. Each member of the Board of Directors would then serve until a successor is elected and qualified or until he resigns or is removed.

Director Election Proposal

      This proposal would elect Gilbert Goldstein and Drs. Larry J. Kessel and Peter Salomon as directors of DOR. The text of the resolution is as follows:

      RESOLVED, that Gilbert Goldstein, Larry J. Kessel, M.D. and Peter Salomon, M.D. are hereby elected as directors of DOR, to serve until their respective successors are duly elected and qualified.

      The Solicitor seeks to replace Mr. Rosen, and Drs. Bier and Tempero with the three (3) Nominees. Pursuant to this Solicitor Proposal, the three (3) Nominees would, if elected, constitute, along with the six (6) Remaining Directors all of the nine (9) members of the Board of Directors. The Solicitor proposes that the Nominees named above, once elected, serve until the next annual meeting of the stockholders and until their successors have been duly elected and qualified. Each of the Nominees has executed and a consent to serve as a director of DOR if elected. See "Certain Information Regarding the Solicitor and the Nominees" for more information about the Nominees.

By-Laws Proposal

      This proposal would repeal each provision of any amendment to the By-Laws adopted on or after to May 30, 2002 (the day Mr. Kanzer delivered a notice to DOR of his intention to seek Notice and Proxy of the majority of the stockholders of DOR and initially filed his Notice and Proxy solicitation documents for review by the Securities and Exchange Commission ("SEC")), and prior to the effectiveness of the Solicitor Proposals. This proposal is designed to prevent the existing Board of Directors from taking actions to amend the By-Laws which might prevent the stockholders from accomplishing the objectives described in this Notice and Proxy Statement. Pursuant to this proposal, the Draft Amended and Restated Bylaws, if adopted by the board of directors of DOR on or after May 30, 2002 would be repealed upon effectiveness of the Solicitor Proposals. If the current Board of Directors adopts any other material amendments they would be repealed upon effectiveness of the Solicitor Proposals. The Solicitor will provide stockholders with additional materials regarding the Draft Amended and Restated Bylaws if adopted by the board of directors and of any other amendments as described above. The text of the resolution is set forth below.

      RESOLVED, that all By-Laws adopted on or after May 30, 2002, and prior to the effectiveness of this resolution are null and void and of no force and effect.

      Section 109 of the DGCL provides that "the power to adopt, amend or repeal bylaws shall be in the stockholders entitled to vote ...; provided, however, any corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors .... The fact that such power has been so conferred upon the directors ... shall not divest the stockholders ... of the power, nor limit their power to adopt, amend or repeal bylaws." The Solicitor believes that such an unequivocal statement makes it clear that the stockholders of DOR have the power under Delaware law to repeal By-Laws as provided by the By-Laws Proposal, whether or not the By-Laws so amended or repealed are known to the stockholders. To the knowledge of the Solicitor, the Delaware courts have not addressed the validity of a proposal in the form of the By-Laws Proposal. Based upon a review of the By-Laws on file with the Commission as of May 30, 2002, the Solicitor does not believe that the invalidity of this proposal would have an adverse effect on the stockholders or this Notice and Proxy solicitation. Upon effectiveness of this proposal, all By-Laws adopted subsequent to May 30, 2002, whether they could be considered as beneficial or detrimental to the stockholders, will be repealed. If prior to the effectiveness of the Solicitor Proposals the Board of Directors adopts any material amendments to the By-Laws that are relevant to the Solicitor Proposals, the Solicitor will forward additional solicitation materials to DOR's stockholders regarding those actions.

          CERTAIN INFORMATION REGARDING THE SOLICITOR AND THE NOMINEES

      Set forth below are the name, age, present principal occupation and employment history of each of the Nominees for at least the past five years. The information regarding each Nominee has been furnished to the Solicitor by that Nominee. Each of the Nominees has consented to serve as a director of DOR, and is at least 18 years of age.

Larry J. Kessel, M.D., 47, currently is in private practice in internal and geriatric medicine and has been since 1985. He has served as medical director at Integrated Health Services, a conglomerate involved in geriatric care. He has been a clinical instructor at Jefferson Medical College since 1984. Dr. Kessel holds a position on the Board of Directors of Cypress Biosciences, Inc., a publicly traded biotechnology company.

Peter Salomon, M.D, FACG, 48, is a Board Certified Gastroenterologist in private practice with Gastroenterology Associates of South Florida. An active clinical researcher in the treatment of Crohn's disease, Dr. Salomon has seen several thousand patients suffering from inflammatory bowel disease. Dr. Salomon has authored numerous peer reviewed publications on the subject of Crohn's disease and is co-author of the chapter of the leading gastroenterology textbook, Sleisinger & Fordtran's, Gastrointestinal & Liver Diseases. Dr. Salomon received his undergraduate degree from New York University in 1981 and his Medical Degree from New York University in 1985. Dr. Salomon received his training in Internal Medicine and Gastroenterology at The Mount Sinai Hospital in New York where he also held a grant from the Crohn's and Colitis Foundation to perform research in inflammatory bowel disease.

Gilbert Goldstein, 72, is a private investor in the field of real estate investment and development of shopping centers, office buildings, industrial parks, condominium projects, and land development. Mr. Goldstein is also actively involved in venture capital investments. Mr. Goldstein was an officer in the U.S. Air Force and is a graduate of Pennsylvania State University.

      Set forth below are the name, age, present principal occupation and employment history for at least the past five years of the Solicitor.

Steve H. Kanzer, C.P.A., Esq., 38, has served as a member of the Board of Directors since June 1996. From December 1997 until November 29, 2001, Mr. Kanzer was President and Chief Executive Officer of Corporate Technology Development, Inc., CTD, which was acquired by DOR in November 2001. Since December 2000, Mr. Kanzer has also been Chairman, Chief Executive Officer and President of Accredited Equities, Inc., ("Accredited"), a NASD member investment banking firm specializing in the biopharmaceutical industries that is based in Miami, Florida. Since January 2001,

Mr. Kanzer is Chairman and Chief Executive Officer of Accredited Ventures, Inc., a venture capital group specializing in the biopharmaceutical industry. Since December 2000, Mr. Kanzer has severed as the President and Chief Executive Officer of Vertical Memories, Inc. and General Fiber, both private medical technology companies. Since January 2001, Mr. Kanzer has served as the President and Chief Executive Officer of CD4 Biosciences, Inc., Developmental Therapeutics, Inc., Pipex, Inc. and Solovax, Inc., all private biotechnology companies. Mr. Kanzer is also President and Chief Executive Officer of several other private biotechnology companies From 1992 until December 1998, Mr. Kanzer was a founder and Senior Managing Director of Paramount Capital, Inc., an investment bank specializing in the biotechnology and biopharmaceutical industries, and Senior Managing Director--Head of Venture Capital of Paramount Capital Investments, LLC, a biotechnology and biopharmaceutical venture capital and merchant banking firm that is affiliated with Paramount Capital, Inc. From 1994 until June 2000, Mr. Kanzer was a founder and Chairman of Discovery Laboratories, Inc., a publicly traded pharmaceutical research and development company. Mr. Kanzer is a member of the board of directors of Atlantic Technology Ventures, Inc., a publicly traded pharmaceutical research and development company. Prior to joining Paramount Capital, Inc., Mr. Kanzer was an attorney with Skadden, Arps, Slate, Meagher & Flom LLP in New York, New York from September 1988 to October 1991. He received his J.D. from New York University School of Law in 1988 and a B.B.A. in Accounting from Baruch College in 1985. Mr. Kanzer is currently the designated nominee of Aries Select, Ltd. and Aries Select I LLC to the board of directors of DOR. See "Certain Relationships and Transactions", below.

      The Solicitor has, during the past 10 years, not been convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors).

                     Certain Relationships AND TRANSACTIONS

Steve H. Kanzer is a director of DOR and the former President and Chief Executive Officer and a director of CTD, a biotechnology company that DOR acquired on November 29, 2001. Mr. Kanzer serves on the board of directors of DOR as a nominee of the Aries Master Fund II and the Aries Domestic Fund, who subsequently transferred their right to nominate a member to the board of directors of DOR to Aries Select, Ltd., or Aries, and Aries Select I LLC, or Aries I, each of which is a principal stockholder of DOR. Aries Select II LLC, or Aries II, is also a stockholder of DOR. From February 1992 until December 1998, Mr. Kanzer was a Senior Managing Director of Paramount. Paramount Capital Asset Management, Inc., or PCAM, is the investment manager of Aries and the managing member of each of Aries I and Aries II. Lindsay A. Rosenwald, M.D. is the Chairman and sole stockholder of PCAM and Paramount Capital, Inc., or Paramount. As of May 30, 2002, Dr. Rosenwald beneficially owned approximately 25% of DOR's common stock. Paramount has acted as a placement agent in connection with certain private placements of DOR's common stock, as a finder in connection with a private placement of DOR's common stock and warrants, and as a financial advisor to DOR. In addition, certain officers, employees and associates of Paramount and its affiliates own securities of DOR and a subsidiary of DOR. Dr. Rosenwald is also the Chairman and sole stockholder of Huntington Street Company, or Huntington Street, and June Street Company, or June Street, and is the sole member of Paramount Capital Drug Development Holdings LLC, or Paramount Holdings.

On June 13, 1996, Dominion Resources, Inc. entered into an agreement with The Aries Fund and the Aries Domestic Fund, L.P., collectively referred to herein as the Aries Funds, with the Company as a party to the agreement, whereby the Aries Funds purchased an aggregate of 266,667 shares of the Company's common stock from Dominion Resources. As part of the transaction, Dominion Resources transferred to the Aries Funds certain of its rights under an existing agreement with the Company, including the right to designate one of the directors of the Company and the right to have the shares registered under the Securities Act. Upon completion of the transaction, Mr. Kanzer, also the Solicitor, was elected to the Board of Directors as a designee of the Aries Funds. On June 26, 1996, the Aries Funds purchased from the Company an additional 333,334 shares of common stock. The purchase agreements relating to such shares contains various representations and warranties concerning the Company and its activities and also various affirmations and negative covenants. The agreements grant to the Aries Funds the right to have the shares registered under the Securities Act and restrict the Company from entering into mergers, acquisitions, or sales of the Company's assets without the prior approval of the Aries Funds and the Aries Fund nominee on the Board. In 2001, the Aries Funds transferred the shares of the Company's common stock and the rights under the purchase agreements to Aries Select, Ltd. and Aries Select I LLC. Aries Select, Ltd. and Aries Select I LLC each beneficially own in excess of 5% of the Company's common stock, based upon the shares of common stock and shares of common stock issuable upon exercise of warrants beneficially owned by each of them.

In connection with a credit agreement entered into by the Company and the Aries Funds on May 19, 1997, the Company issued to the Aries Funds warrants to purchase an aggregate of 66,668 shares of common stock. PCAM is the investment manager of the Aries Funds and the general partner of the Aries Domestic Fund, L.P. In 2001, the Aries Funds transferred their Company warrants to Aries Select, Ltd. and Aries Select I LLC, both of which are affiliates of PCAM, or Paramount, and Lindsay Rosenwald, M.D.

Pursuant to a Financial Advisory Agreement dated as of October 18, 2001 between Paramount and the Company, Paramount provided to the Company financial advisory services regarding the merger between the Company and CTD. Paramount received as compensation for these services, options to purchase 46,000 shares of the Company's common stock at an exercise price of 1.25 per share. These options vested immediately upon issuance and expire on February 21, 2011. Additionally on November 29, 2001, the closing date of the CTD merger, the Company issued Paramount additional "success fee" options to purchase 54,000 shares of the Company's common stock at an exercise price of $0.90 per share. These options vested immediately upon issuance and expire on November 29, 2011.

Except as set forth in this Notice and Proxy Statement, to the knowledge of the Solicitor, none of the Solicitor or Nominees (i) owns beneficially, directly or indirectly any securities of DOR, (ii) owns beneficially, directly or indirectly any securities of any parent or subsidiary of DOR, (iii) owns any securities of DOR of record but not beneficially, (iv) has purchased or sold any securities of DOR within the past two years, (v) has incurred indebtedness for the purpose of acquiring or holding securities of DOR, (vi) is or has within the past year been a party to any contract, arrangement or understanding with respect to any securities of DOR, (vii) since the beginning of DOR's last fiscal year has been indebted to DOR or any of its subsidiaries in excess of $60,000 or (viii) has any arrangement or understanding with respect to future employment by DOR or with respect to any future transactions to which DOR or any of its affiliates will or may be a party. In addition, to the best knowledge of the Solicitor, except as set forth in this Notice and Proxy Statement, since the beginning of DOR's last fiscal year, none of the Solicitor or Nominees has had or is to have a direct or indirect material interest in any transaction or proposed transaction with DOR in which the amount involved exceeds $60,000.

      Except as set forth in this Notice and Proxy Statement, to the knowledge of the Solicitor, none of the Nominees, since the beginning of DOR's last fiscal year, has been affiliated with (i) any entity that made or received, or during DOR's current fiscal year proposes to make or receive, payments to or from DOR or its subsidiaries for property or services in excess of 5% of either DOR's or that entity's consolidated gross revenues for its last full fiscal year, or (ii) any entity to which DOR or its subsidiaries was indebted at the end of DOR's last full fiscal year in an aggregate amount exceeding 5% of DOR's total consolidated assets at the end of such year. Except as set forth in this Notice and Proxy Statement, none of the Nominees is or during DOR's last fiscal year has been affiliated with any law or investment banking firm that has performed or proposes to perform services for DOR.

      To the knowledge of the Solicitor, except for Mr. Kanzer, in the case of CTD, none of the corporations or organizations in which each of the Nominees has conducted his principal occupation or employment was a parent, subsidiary or other affiliate of DOR, and no Nominee holds any position or office with DOR or has any family relationship with any executive officer or director of DOR or has been involved in any proceedings, legal or otherwise, of the type required to be disclosed by the rules governing this solicitation.

                         THE NOTICE AND PROXY PROCEDURE

      Article II of the bylaws of DOR as in effect as of 10:59 EDT of May 30, 2002 provides that a Special Meeting of stockholders may be called by a majority of the outstanding shares of capital stock of DOR, if notice in writing, setting forth the proposals to be considered, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. These Notice and Proxies must be delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

      The Solicitor currently intends to cease the solicitation of Notice and Proxies once he has determined that valid and unrevoked Notice and Proxies representing a majority of the voting power represented by issued and outstanding shares of Stock as of the Record Date have been obtained. He then intends to call for a special meeting of stockholders of DOR on approximately the first business day that is at least the twentieth day following receipt of such Notices and Proxies by the Solicitor and their subsequent delivery to DOR, or as soon as practicable thereafter as may be adjourned. When the Solicitor Proposals for which Notice and Proxies are given become effective, a stockholder will be unable to revoke his or her Notice but will be able to revoke his or her proxy.

      Notice and Proxies may only be executed by stockholders of record at 10:59am EDT on May 20, 2002. To the knowledge of the Solicitor, as of the close of business on May 29, 2002 there were outstanding approximately 20,825,710 shares of Common Stock and 1,469,404 shares of Preferred Stock. Given that the Solicitor owns in the aggregate shares accounting for less than 4% of the voting power of the Stock, Notice and Proxies of stockholders owning approximately 49% of the voting power of the outstanding shares of Stock other than those owned by the Solicitor on the Record Date are still required to adopt the Solicitor Proposals. Since the Solicitor must receive Notice and Proxies from the holders of a majority of the voting power represented by DOR's outstanding shares in order for the Solicitor to call for a special meeting and for the Solicitors Proposals to be adopted, a broker non-vote or direction to withhold authority to vote on the Notice and Proxy form will have the same effect as a "no" vote with respect to the Solicitor's solicitation.

Notice and Proxy Form Special Instructions

If you were a record holder as of the close of business on the Record Date, you may elect to Notice and Proxy to, withhold Notice and Proxy or abstain with respect to each Solicitor Proposal by marking the "FOR," "AGAINST," or "ABSTAIN" box, as applicable, underneath EACH Solicitor Proposal on the accompanying Notice and Proxy form and signing, dating and returning it promptly in the enclosed postage-paid envelope. Each Notice and Proxy form will be voted in accordance with the stockholder's instruction on that Notice and Proxy form. As to the Solicitor Proposals set forth herein, stockholders may Notice and Proxy to an individual Solicitor Proposal or may withhold their Notice and Proxy by marking the proper box in the Notice and Proxy form. If any stockholder who has executed and returned the Notice and Proxy form has failed to check a box marked "FOR," "AGAINST," or "ABSTAIN" for any or all of the Solicitor Proposals, that stockholder's Notice and Proxy form will be voted in favor of that Solicitor Proposals or those Solicitor Proposals so selected. If the enclosed Notice and Proxy form is signed and returned and no direction is given, it will be voted in favor of all of the Solicitor Proposals. If the Notice and Proxy form is signed and returned and not dated, it will be dated on or about the date it is received.

      The Solicitor recommends that you Notice and Proxy to each of the Solicitor Proposals. Your Notice and Proxy is important. Please mark, sign and date the enclosed Notice and Proxy form and return it promptly in the enclosed postage-paid envelope to the address set forth under "Summary of Notice and Proxy Procedure." Failure to return your Notice and Proxy form will have the same effect as voting against the Solicitor Proposals.

      If your shares are held in the name of a brokerage firm, bank nominee or other institution, you should contact the person responsible for your account and give instructions for the Notice and Proxy form representing your shares to be marked, dated, signed and mailed. Only that institution can execute a Notice and Proxy form with respect to your shares held in the name of the institution and only upon receipt of specific instructions from you. The Solicitor urges you to confirm in writing your instructions to the person responsible for your account and to provide a copy of those instructions to Steve H. Kanzer at the address set forth under "Summary of Notice and Proxy Procedure" so that the Solicitor is aware of all instructions given and can attempt to ensure that such instructions are followed.

      The Solicitor urges each stockholder to ensure that the record holder of his or her shares marks, signs, dates and returns the enclosed Notice and Proxy form as soon as possible.

               REVOCATION; COSTS OF NOTICE AND PROXY SOLICITATION

      A Notice and Proxy executed by a stockholder may be revoked at any time before its exercise by submitting (i) a written, dated revocation of that Notice and Proxy or (ii) a later dated Notice and Proxy covering the same shares. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the Notice and Proxy previously given is no longer effective and must be executed and delivered prior to the time that the action authorized by the executed Notice and Proxy is taken. The revocation may be delivered to Steve H. Kanzer, c/o Accredited Ventures, Inc. 801 Brickell Avenue, Suite 900, Miami, FL 33131.

      The purpose of the Solicitor's Proposals being made by the Solicitor in this Notice and Proxy Statement is to advance the interests of all of DOR's stockholders. Therefore, the Solicitor believes that his expenses in connection with the Notice and Proxy solicitation, which are being paid by the Solicitor, should be reimbursed by DOR. The Solicitor intend to seek reimbursement of their expenses from DOR if the Solicitor Proposals become effective. This request will not be submitted to a stockholder vote. Costs related to the solicitation of Notice and Proxies to the Solicitor Proposals include expenditures for attorneys and postage and are expected to aggregate approximately $30,000. To date, the Solicitor has incurred costs of approximately $10,000. The actual costs and expenses could be materially different than the estimate set for above, and, in particular, could be substantially higher if for any reason litigation is instituted in connection with the matters related to this Notice and Proxy Statement.

Upon the effectiveness of this Proxy Statement, the Solicitor plans to retain a proxy solicitation firm to aid in the assistance in contacting DOR stockholders.

      Your Notice and Proxy is important. No matter how many or how few shares you own, please grant your Notice and Proxy to the Solicitor Proposals by marking, sign, dating, and mailing the enclosed Notice and Proxy form promptly.

                                                                 Steve H. Kanzer

                                                                    May 30, 2002

ANNEX 1

                SECURITY OWNERSHIP OF NOMINEES AND THE SOLICITOR

      The table below sets forth information regarding the beneficial ownership of the Company's common stock and Series B preferred stock as of March 30, 2002, by the following Nominees and the Solicitor.

            Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of the Company's common stock that are subject to warrants, options or other convertible securities that are presently exercisable or exercisable within 60 days of May 30, 2002 are deemed to be outstanding and beneficially owned by the person holding the warrants or stock options for the purpose of computing the percentage of ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person. Unless otherwise indicated, each person has sole investment and voting power with respect to the shares shown below. As of May 30, 2002, the Company had 20,825,710 shares of common stock outstanding.

                                                 Common Stock               Series B Convertible
                                                 Beneficially    Percent       Preferred Stock      Percent
     Name and Address of Beneficial Owner            Owned       of Class     Beneficially Owned    of Class
     ------------------------------------        ------------    --------   ---------------------   --------
Steve H. Kanzer (1)                                808,434          3.62%
c/o Accredited Ventures, Inc.
801 Brickell Avenue
Suite 900
Miami, FL
33131

Gilbert Goldstein (2)
c/o G&G Enterprises, Inc.
13161 Burgundy Dr. South
Palm Beach Gardens, FL 33410                        50,423           *

Larry J. Kessel, M.D. (3)
8200 Henry Avenue, Suite G-1
Philadelphia, PA 19128                              12,500           *

Peter Salomon, M.D., FACG
5258 Linton Blvd., Suite 202
Delray Beach, FL 33433                                   0           *

All Nominees and the Solicitor as a group          858,857          3.86%
(4 persons)

* Represents less than 1% of outstanding common stock or voting power.

(1) Includes 416,800 shares of common stock issuable upon the exercise within 60 days of the Record Date.

(2) Excludes 16,807 shares of common stock owned by Mr. Goldstein's adult children as to which Mr. Goldstein disclaims beneficial ownership.

(3) Includes 12,500 shares of common stock owned by Dr. Kessel's wife as to which Dr. Kessel disclaims beneficial ownership.

                               DOR BIOPHARMA, INC.

                  NOTICE AND PROXY OF STOCKHOLDER TO CALL FOR A
                         SPECIAL MEETING OF STOCKHOLDERS

                      THIS NOTICE AND PROXY IS SOLICITED BY
                        STEVE H. KANZER (THE "SOLICITOR")

      Unless otherwise indicated below, the undersigned, a stockholder on May 30, 2002 (the "Record Date") of DOR Biopharma, Inc. ("DOR"), hereby Notice and Proxies, pursuant to the Certificate of Incorporation of DOR, Article II of the bylaws of DOR as in effect as of 10:59am EDT on May 30, 2002 and the General Corporation Law of the State of Delaware, with respect to all shares of Common Stock, par value $0.001 per share, of DOR (the "Common Stock") and Series B Convertible Preferred Stock, par value $0.05 per share, of DOR (the "Preferred Stock," and together with the Common Stock, the "Stock"), held by the undersigned, the following notice of a call for a Special Meeting of stockholders of DOR and authorization to Steve H. Kanzer to vote their shares by proxy in favor of the following proposals.

              THE SOLICITOR RECOMMENDS THAT YOU CALL FOR A SPECIAL
                      MEETING OF STOCKHOLDERS AS FOLLOWS:.

            1. The undersigned holder of capital stock of record as of May 30, 2002, 9:00 a.m. Eastern Daylight Time of DOR Biopharma, Inc. ("DOR"), does hereby call for a special meeting of stockholders at 10:00am Eastern time on the first business day that is twenty (20) days after the date on which Steve H. Kanzer (the "Solicitor") receives a number of Notice and Proxies constituting a majority of the shares of capital stock of DOR as of May 30, 2002 including any adjournments or postponements thereof for the purpose of considering the proposals described below (the "Special Meeting"), unless such proposals are earlier adopted by written consent of stockholders in lieu of a meeting.

      |_|   CALL FOR MEETING     |_|  WITHHOLD NOTIFICATION TO DOR FOR A MEETING

      THE SOLICITOR RECOMMENDS THAT YOU GIVE YOUR PROXY TO THE SOLICITOR TO VOTE AT THE SPECIAL MEETING SO CALLED TO VOTE ALL OF YOUR SHARES HELD AS OF MAY, 30, 2002, 10:59am EDT IN FAVOR OF THE FOLLOWING PROPOSALS:

            2. The undersigned holder of capital stock of DOR, hereby appoints Steve H. Kanzer, as proxy for the undersigned, with full powers of substitution, to represent the undersigned and to vote on behalf of the undersigned all shares of common stock and Series B preferred stock of DOR that the undersigned is entitled to vote at the Special Meeting of DOR in the following manner:

            A. To remove (i) all members of DOR's Board of Directors (the "Board of Directors") other than Steve H. Kanzer, Paul Rubin, M.D., Richard Dunning, Peter Kleim, Guy Rico, and Steven Thornton (the "Remaining Directors"), and (ii) any other person or persons (other than the persons elected at the Special Meeting) elected or appointed to the Board of Directors prior to the Special Meeting (including any persons elected or appointed in lieu of the Remaining

      Directors) to fill any newly-created directorship or vacancy on the Board of Directors or otherwise.

      |_|   CONSENT    |_|   WITHHOLD CONSENT       |_|   ABSTAIN

      (To withhold consent to the removal of any director as requested by the Solicitor, write his or her name in the following space:_______________________.)

            B. To elect Gilbert Goldstein, Larry J. Kessel, M.D. and Peter Salomon, M.D., FACG (collectively, the "Nominees") as directors of DOR to serve until their respective successors are duly elected and qualified (the "Director Election Proposal").


      |_|   CONSENT   |_|   WITHHOLD CONSENT       |_|   ABSTAIN

      (To withhold consent to the election of either Dr. Kessel, or Dr. Salomon, or Mr. Goldstein, write his name in the following space:_______________________.)


            C. To repeal any amendment to the By-Laws adopted by the Board of Directors on or after May 30, 2002.

By executing this written proxy, the undersigned hereby revokes any proxy previously given.

Please sign exactly as your name as it appears on DOR's stockholder list of record as of May 30, 2002, 10:59am EDT. If the stock is registered in the names of two or more persons, each person should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership by an authorized party. This proxy votes all shares held in all capacities.


                                          --------------------------------------
                                          Stockholder Name as of the Record Date

                                          --------------------------------------
                                          (Signature)

                                          --------------------------------------

                                          (Date)

                                          --------------------------------------
                                          (Title)

                                          --------------------------------------
                                          (Signature, if held jointly)




    THIS NOTICE AND PROXY SHALL ONLY BE VALID IF DELIVERED TO STEVE H. KANZER
                       AND SUBSEQUENTLY DELIVERED TO DOR.

            PLEASE DATE, SIGN AND MAIL THE NOTICE AND PROXY PROMPTLY,
                          USING THE ENCLOSED ENVELOPE.